                                                                   EXHIBIT 10.14
    HSBC                       SMALL BUSINESS GRID NOTE
    LOGO                          Variable/Fixed Rate

                                                          New York, NY
                                                          Date: Oct. 3, 2005

FOR VALUE RECEIVED, the undersigned (jointly and severally, if the undersigned be more than one) promise(s) to pay to HSBC Bank USA, National Association
(Bank) or order, on demand or when due as provided herein, at its Park Avenue
Office at 250 Park Ave, New York, NY, the aggregate unpaid principal amount of all advances made by the Bank to the undersigned from time to time, as evidenced by the inscriptions made on the schedule on the reverse side hereof (Schedule), together with interest thereon at a per annum rate equal to:

     [ ]  A fixed rate of   %

     [X]  The Bank's prime rate as defined below, plus 1.50%
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The aggregate amount of all advances outstanding hereunder shall not at any time exceed $350,000.00.
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All advances, the due dates thereof, and all payments of principal made on this
Note may be inscribed by the Bank on the Schedule. Each advance shall be payable on the earlier of:

     [X]  the due date thereof or on demand, as inscribed by the Bank on the
          Schedule, or

     [ ]  on        (Date)
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The Bank will endeavor (but shall be under no obligation) to send to the undersigned written confirmation of the due date of each advance, but any failure to do so shall not relieve the undersigned of the obligation to repay the advance when due. Unless the undersigned shall object to such confirmation in writing within three (3) days after receipt thereof, such confirmation shall be prima facie evidence of the facts stated therein.

Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth, except for any such facts as to which the Bank has sent to the undersigned a written confirmation and the undersigned has timely objected as provided herein. No failure by the Bank to make, and no error by the Bank in making, any inscription on the Schedule shall affect the undersigned's obligation to repay the full Principal amount advanced by the Bank to or for the account of the undersigned, or the undersigned's obligation to pay interest thereon at the agreed upon rate.

The Bank's prime rate means the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. After maturity (whether by acceleration or otherwise), if an advance is not payable on demand, or after demand, if an advance is payable on demand such advance shall bear interest at a per annum rate 3% greater than the rate of interest otherwise applicable to advances evidenced by this Note. In no event shall the interest rate on this Note exceed the maximum rate authorized by applicable law. Any change in the interest rate on this Note resulting from a change in the Bank's prime rate shall be effective on the date of such change.
Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate. Accrued interest shall be payable [X] monthly on the first day of each month, [ ] quarterly on the first day of each calendar quarter. If any interest payment is not made within ten days after its due date, the undersigned shall pay the Bank a late charge equal to 5% of the overdue payment.

In the event that the undersigned prepays all or any portion of the indebtedness evidenced by this note, whether as a result of acceleration or otherwise, and the per annum rate is a Fixed Rate; the undersigned will pay the Bank, on the same date as the prepayment is made, a break funding charge to cover loss, cost and expense attributable to such an event. The Bank's calculation of the break funding charge is conclusive absent manifest error.

Any holder of this Note may declare all indebtedness evidenced by this Note, not payable on demand, to be immediately due and payable whenever such holder has the right to do so under any Security Agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured; or, irrespective of the terms or existence of any such
Security Agreement or other agreement; upon the happening of any of the following: (1) nonpayment, when due, of principal of, or interest on any indebtedness evidenced by this Note (2) default by any maker hereof in the payment or performance of any obligation, term or condition of any agreement between such maker and the holder hereof; (3) death or judicial declaration of incompetency of any maker hereof, if an individual; (4) the filing by or against any maker hereof of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United
States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (5) the making by any maker hereof of any general assignment for the benefit of creditors; (6) the appointment of a receiver or trustee for any maker hereof or for any assets of any such maker, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Federal Bankruptcy Code; (7) the occurrence of any event described in clause (3), (4), (5) or (6) of this paragraph with respect to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note, or the occurrence of any such event with respect to any general partner of any maker hereof, if any such maker is a partnership, (8) nonpayment when due by any maker hereof of any indebtedness for borrowed money owing to any party other than the Bank, or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness, or; (9) if the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidenced by this Note is impaired.

Nothing contained in this Note or otherwise is intended, nor shall constitute, any obligation of the Bank to make any advance.

No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

The Bank may, in its sole discretion, make an advance to the undersigned upon oral request. Each oral request shall be conclusively presumed to have been made by a person authorized by the undersigned to do so, and any credit by the Bank of an advance to or for the account of the undersigned shall conclusively establish the undersigned's obligation to repay same. The Bank shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

This Note shall be governed by the law of the State of New York. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitations, actual attorneys' fees and legal expenses. If payment of this Note is secured by collateral, the collateral is specified in the collateral records of the Bank.

By:    /s/ Reynald Bonmati                     By:    /s/ Neil Koenig
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Title: President                               Title: VP/CFO
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